Exhibit 5.1

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                                                                   June 25, 1996


Teradyne, Inc.
321 Harrison Avenue
Boston, Massachusetts 02118

      Re:     Registration Statement on Form S-8 Relating to the
              1996 Employee Stock Purchase Plan and the
              1991 Employee Stock Option Plan (collectively, the "Plans")
              -----------------------------------------------------------

Ladies and Gentlemen:

      Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Teradyne, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 3,700,000 shares of Common Stock, par value $.125 per share, of the Company (the "Shares").

      We are counsel to the Company and are familiar with the proceedings of its shareholders and Board of Directors. We have examined original or certified copies of the Company's Restated Articles of Organization, as amended, the Company's Amended and Restated By-Laws, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion.

      We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America.

      Based upon and subject to the foregoing, we are of the opinion that the Shares issued or proposed to be issued by the Company pursuant to the Plans will be, upon receipt of the consideration provided for in the Plans, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plans.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,


                                /s/ Testa, Hurwitz & Thibeault, LLP
                                -----------------------------------
                                TESTA, HURWITZ & THIBEAULT, LLP





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